UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2023

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 813-1828

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The board of directors (the “Board”) of PAVmed Inc., a Delaware corporation (the “Company”), has approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”), at a ratio of 1-for-15 (the “Reverse Split”). The Reverse Split will become effective on Thursday, December 7, 2023 at 12:01 a.m. Eastern Time (the “Effective Time”).

As previously disclosed, at a special meeting of the Company’s stockholders held on March 31, 2023, the Company’s stockholders approved the Reverse Split, at a specific ratio, within a fixed range, to be determined by the Board in its sole discretion.

Reason for the Reverse Split

The Company is effecting the Reverse Split in order to regain compliance with the continued listing requirements for the Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”).

As previously disclosed, on December 29, 2022, the Company received a notification letter from the Nasdaq Listing Qualifications Department stating that, for the prior 30 consecutive business days (through December 28, 2022), the closing bid price of the Company’s common stock had been below the minimum of $1 per share required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The initial notification letter stated that the Company would be afforded 180 calendar days (until June 27, 2023) to regain compliance, and that the Company could be eligible for additional time. Although the Company did not regain compliance within the initial 180 calendar day period, Nasdaq determined that the Company was eligible for an additional 180 calendar day period to regain compliance (until December 26, 2023).

By effecting the Reverse Split, the Company expects that the closing bid price of the Common Stock will increase above $1 per share. In order to regain compliance with Nasdaq Listing Rule 5550(a)(2), the closing bid price of the Company’s common stock must remain above $1 per share for a minimum of ten consecutive business days. Although no assurances can be provided, the Company further believes that Reverse Split will enable the Company to maintain its Nasdaq listing.

Effects of the Reverse Split

Effective Time; Symbol; CUSIP Number

The Reverse Split will become effective at the Effective Time and the Common Stock will began trading on a split-adjusted basis at the open of business on December 7, 2023. In connection with the Reverse Split, the CUSIP number for the Common Stock will change to 70387R 403. The trading symbol for the Company’s common stock, “PAVM,” will remain unchanged.

Split Adjustment; Treatment of Fractional Shares

At the Effective Time, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Effective Time divided by 15. The Company will issue one whole share of the post-Reverse Split Common Stock to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Split. As a result, no fractional shares will be issued in connection with the Reverse Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Split.

Also at the Effective Time: (i) all options and warrants of the Company outstanding immediately prior to the Reverse Split, including the Company’s Series Z Warrants to Purchase Common Stock, will be adjusted by dividing the number of shares of Common Stock into which such options and warrants are exercisable by 15 and multiplying the exercise price thereof by 15, all in accordance with the terms of the plans, agreements or arrangements governing such options and warrants and subject to rounding pursuant to such terms; (ii) all the convertible securities of the Company outstanding immediately prior to the Reverse Split, including the Company’s Series B convertible preferred stock and the Company’s convertible notes, will be adjusted by multiplying the conversion price thereof by 15, in accordance with the terms of the plans, agreements or arrangements governing such convertible securities and subject to rounding pursuant to such terms; and (iii) the number of shares of Common Stock reserved for issuance under the Company’s long-term incentive equity plan and employee stock purchase plan, as well as the other amounts expressed in a number of shares set forth in such plans, will be proportionately adjusted.

Certificated and Non-Certificated Shares

Stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may send the certificates to the Company’s transfer agent and registrar, Continental Stock Transfer & Trust Company (“Continental”) at the address set forth below. Continental will issue a new stock certificate reflecting the Reverse Split to each requesting stockholder.

Continental can be contacted at:

Continental Stock Transfer & Trust Company
Reorganization Department
1 State Street, 30th Floor
New York, NY 10004-1561
(917) 262-2378

Delaware State Filing

On December 5, 2023, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware, pursuant to which, effective at 12:01 a.m. Eastern Time on December 7, 2023, the Reverse Split will be effected. A copy of the Charter Amendment is attached to this Current Report as Exhibit 3.1 and is incorporated herein by reference.

Capitalization

As a result of the Reverse Split, every 15 outstanding shares of Common Stock will be combined into one share of Common Stock. The number of shares of Common Stock authorized for issuance under the Company’s Amended and Restated Certificate of Incorporation will be reduced from 250,000,000 to 50,000,000 shares. The number of shares of preferred stock authorized for issuance under the Company’s Amended and Restated Certificate of Incorporation will remain unchanged at 20,000,000 shares. The Reverse Split will not change the par value of the Common Stock or the Company’s preferred stock.

Immediately after the Reverse Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Split.

The above description of the Charter Amendment and the Reverse Split is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached to this Current Report as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 4, 2023, the Company issued a press release announcing (i) a dividend to the holders of the Company’s capital stock of approximately 3.3 million shares of common stock of its majority-owned subsidiary, Lucid Diagnostics Inc. (the “Lucid Stock Dividend”), (ii) the Reverse Split, and (iii) that it will be extending the maturity date of the Company’s Series Z Warrants to Purchase Common Stock, by 12 months, to April 30, 2025. A copy of that press release is furnished as Exhibit 99.1 to this Current Report, and is incorporated herein by reference.

The accredited institutional investor that holds each of the Company’s Senior Secured Convertible Note, dated April 4, 2022, and the Company’s Senior Secured Convertible Note, dated September 8, 2022, has waived its right to participate in the Lucid Stock Dividend on an as-converted basis pursuant to the terms of such notes.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

This Current Report, including Exhibit 99.1 attached hereto, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “anticipates,” “expects,” “estimates,” “believes,” “will” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Current Report, including Exhibit 99.1 attached hereto, involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based upon management’s best estimates based upon current conditions and the most recent results of operations. These risks, uncertainties and other factors include, but are not limited to, those set forth herein and in the other documents filed by the Company with the Securities and Exchange Commission, each of which could adversely affect our business and the accuracy of the forward-looking statements contained herein. The Company’s ability to maintain its listing on Nasdaq and its actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment.
99.1	Press release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2023	PAVMED INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
President and Chief Financial Officer